UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	March 9, 2009
(Date of earliest event reported):	March 9, 2009

FULTON FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	717-291-2411
Former name or former address, if changed since last Report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01 - Regulation FD Disclosure.

On March 9, 2009, Fulton Financial Corporation ("Fulton") posted an Investor Presentation dated March 9, 2009, on its Investor Information website at www.fult.com. This Investor Presentation, attached as Exhibit 99.1 and incorporated by reference, updates previously filed Investor Presentations and provides an overview of Fulton's strategy and performance. It is being furnished to the SEC and shall not be deemed to be "filed" for any purpose.

In addition, Fulton will participate as a presenter at the Raymond James 30th Annual Institutional Investors Conference and will use the attached Investor Presentation. R. Scott Smith, Jr., chairman and chief executive officer of Fulton, is scheduled to present on March 10, 2009 from 9:15 a.m. until 9:45 a.m. eastern time.

A link to the live webcast of the presentation, which will includes slides and audio, will be available on the Investor Information section of Fulton 's website at www.fult.com. Please go to this website 15 minutes early to download and install any necessary software you may need to view the slides or hear the presentation. For those unable to listen to the live broadcast, a replay will be available for 30 days after the conference.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
99.1	Fulton Investor Presentation prepared for the Raymond James and Associates Institutional Investors Conference March 8-11, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2009	FULTON FINANCIAL CORPORATION By: /s/ E. Philip Wenger _____ E. Philip Wenger, President and Chief Operating Officer

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